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                                                                     Exhibit 5.1



                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]





                                February 28, 2002

Computer Motion, Inc.
130-B Cremona Drive
Goleta, California 93117

       Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

       At your request, we have examined the registration statement on Form S-3 to be filed by Computer Motion, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (as may be amended or supplemented, the "Registration Statement"), in connection with the registration for resale of 5,075,771 shares of common stock of the Company under the Securities Act of 1933. The shares of common stock being registered for resale consist of: (i) 3,378,450 shares issued to certain selling stockholders (the "Securities") and
(ii) 1,697,321 shares which are currently issuable upon exercise of warrants (the "Warrants") held by certain selling stockholders (the "Warrant Shares"). The Securities and the Warrant Shares, when issued, may be sold from time to time for the account of the selling stockholders set forth in the Registration Statement.

       We have examined the proceedings heretofore taken and are familiar with additional proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the Securities, Warrants and Warrant Shares.

       Based upon the foregoing, it is our opinion that:

       1. the Securities have been duly authorized, and are validly issued, fully paid and nonassessable; and

       2. the Warrants have been duly authorized, and assuming that the full consideration for each share issuable upon exercise of the Warrants is received by the Company in accordance with the terms of the Warrants, the Warrant Shares issuable upon exercise of the Warrants, when issued, will be validly issued, fully paid and nonassessable.


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Computer Motion, Inc.
February 28, 2002
Page Two


       We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                   Very truly yours,

                                   Stradling Yocca Carlson & Rauth






                                   /s/  Stradling Yocca Carlson & Rauth